Exhibit 99.1
FOR RELEASE VIA PRNEWSWIRE US1 ON JULY 29, 2009, 13:01 PDT

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Mitch Seigle
610-712-5471	408-954-3225
sujal.shah@lsi.com	mitch.seigle@lsi.com
cc09-58
LSI Reports Second Quarter 2009 Results
MILPITAS, Calif., July 29, 2009 — LSI Corporation (NYSE: LSI) today reported results for its second quarter ended July 5, 2009.
Second Quarter News Release Summary
■	Second quarter 2009 revenues of $521 million

■	Second quarter 2009 GAAP* net loss of ($0.09) per share

■	Second quarter 2009 non-GAAP** net income of $0.01 per share

■	Second quarter operating cash flows of $69 million
Third Quarter 2009 Business Outlook
■	Projected revenues of $520 million to $570 million

■	GAAP* net loss in the range of ($0.12) to ($0.02) per share

■	Non-GAAP** net income in the range of $0.00 to $0.06 per share

*	Generally Accepted Accounting Principles.

**	Excludes goodwill and other intangible asset impairment charges, stock-based compensation, amortization of acquisition-related intangibles, restructuring of operations and other items, net, loss on write-down of debt/equity securities and gain on repurchase of convertible subordinated notes. It also excludes the income tax effect associated with the above mentioned items.

Second quarter 2009 revenues were $521 million, an 8% increase sequentially compared to $482 million reported in the first quarter of 2009. Second quarter 2009 revenues decreased 25% year-over-year compared to $692 million reported in the second quarter of 2008.
Second quarter 2009 GAAP* net loss was $61 million or 9 cents per share, compared to first quarter 2009 GAAP net loss of $104 million or 16 cents per share. Second quarter 2009 GAAP results compare to second quarter 2008 GAAP net loss of $14 million or 2 cents per share. Second quarter 2009 GAAP net loss included a net charge of $69 million from special items, consisting primarily of $43 million of amortization of acquisition-related items, $17 million of stock-based compensation expense, and $8.6 million in net restructuring and other items.
Second quarter 2009 non-GAAP** net income was $7 million or 1 cent per diluted share compared to first quarter 2009 non-GAAP net loss of $18 million or 3 cents per share. Second quarter non-GAAP net income compares to second quarter 2008 non-GAAP net income of $83 million or 13 cents per diluted share.
Cash and short-term investments totaled approximately $874 million at quarter end. LSI redeemed $243 million of convertible notes in the second quarter and increased net cash, or cash and short-term investments minus debt, by $44 million.
“Although the economic environment remains uncertain, our second quarter revenues came in significantly above the midpoint of our guidance range with growth in both our storage and networking businesses,” said Abhi Talwalkar, LSI president and chief executive officer. “LSI is now beginning to realize tangible results from our work over the past several years to transform the company. Our core businesses are significantly stronger than before, and we are now well positioned to drive long-term growth.”
Bryon Look, LSI CFO and chief administrative officer, said, “By maintaining tight controls on spending, our operating expenses decreased sequentially, delivering improvements in our operating results. We also continued to effectively manage our balance sheet, redeeming short-term convertible debt during the quarter while increasing our net cash position.”

LSI Third Quarter 2009 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$520 million to $570 million		$520 million to $570 million
Gross Margin	34 – 39%	$34 million to $46 million	43 – 45%
Operating Expenses	$232 million to $250 million	$21 million to $29 million	$211 million to $221 million
Net Other Income	0		0
Tax	Approximately $6 million		Approximately $6 million
Net (Loss)/Income Per Share	($0.12) to ($0.02)	($0.08) to ($0.12)	$0.00 to $0.06
Diluted Share Count	650 million		655 million
Capital spending is projected to be around $15 million in the third quarter and approximately $45 million in total for 2009.
Depreciation and software amortization is projected to be around $23 million in the third quarter and approximately $90 million in total for 2009.
LSI Conference Call Information
LSI will hold a conference call today at 2 p.m. PDT to discuss second quarter financial results and the third quarter 2009 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.
Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; the successful transition of the operations of Agere Systems to our enterprise resource planning system; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and market conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage and Networking markets. More information is available at www.lsi.com.

# # #
Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	LSI and the LSI & Design logo are trademarks or registered trademarks of LSI Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	July 5,	April 5,	December 31,
	2009	2009	2008
Assets

Current assets:
Cash and short-term investments	$873.6	$1,073.8	$1,119.1
Accounts receivable, net	267.9	273.3	304.0
Inventories	158.7	201.2	220.5
Prepaid expenses and other current assets	140.5	136.7	155.9

Total current assets	1,440.7	1,685.0	1,799.5

Property and equipment, net	217.5	226.6	236.0
Goodwill and identified intangible assets, net	988.5	1,022.9	1,065.6
Other assets	235.6	243.5	243.1

Total assets	$2,882.3	$3,178.0	$3,344.2

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long-term debt	$350.0	$244.6	$245.1
Other current liabilities	464.1	490.0	552.4

Total current liabilities	814.1	734.6	797.5

Long-term debt, net of current portion	—	350.0	350.0
Pension, tax and other liabilities	750.8	750.8	755.8

Total liabilities	1,564.9	1,835.4	1,903.3

Stockholders’ equity:
Common stock and additional paid-in capital	6,111.7	6,088.4	6,065.3
Accumulated deficit	(4,525.8)	(4,464.3)	(4,360.8)
Accumulated other comprehensive loss	(268.5)	(281.5)	(263.6)

Total stockholders’ equity	1,317.4	1,342.6	1,440.9

Total liabilities and stockholders’ equity	$2,882.3	$3,178.0	$3,344.2

LSI CORPORATION
Consolidated Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 5,	April 5,	June 29,	July 5,	June 29,
	2009	2009	2008	2009	2008
Revenues	$520,665	$482,279	$692,063	$1,002,944	$1,352,810

Cost of revenues	301,333	276,584	360,492	577,917	717,370
Purchase accounting effect on inventory	2,550	—	—	2,550	—
Amortization of acquisition related intangibles	33,867	33,610	44,103	67,477	86,358
Stock-based compensation expense	2,022	2,013	2,572	4,035	4,633

Total cost of revenues	339,772	312,207	407,167	651,979	808,361

Gross profit	180,893	170,072	284,896	350,965	544,449

Research and development	141,724	147,422	162,546	289,146	324,440
Stock-based compensation expense	7,195	7,862	7,569	15,057	15,392

Total research and development	148,919	155,284	170,115	304,203	339,832

Selling, general and administrative	64,819	66,519	80,473	131,338	158,181
Amortization of acquisition related intangibles	9,123	9,123	14,491	18,246	27,925
Stock-based compensation expense	7,785	8,115	9,506	15,900	17,417

Total selling, general and administrative	81,727	83,757	104,470	165,484	203,523

Restructuring of operations and other items, net	6,010	25,205	20,719	31,215	25,283

Loss from operations	(55,763)	(94,174)	(10,408)	(149,937)	(24,189)

Interest expense	(6,864)	(7,236)	(8,959)	(14,100)	(17,937)
Interest income and other, net	6,344	5,863	8,220	12,207	22,851

Loss before income taxes	(56,283)	(95,547)	(11,147)	(151,830)	(19,275)
Provision for income taxes	5,200	8,000	2,500	13,200	8,000

Net loss	$(61,483)	$(103,547)	$(13,647)	$(165,030)	$(27,275)

Net loss per share:
Basic	$(0.09)	$(0.16)	$(0.02)	$(0.25)	$(0.04)

Diluted	$(0.09)	$(0.16)	$(0.02)	$(0.25)	$(0.04)

Shares used in computing per share amounts:
Basic	650,300	648,459	639,872	649,360	650,867

Diluted	650,300	648,459	639,872	649,360	650,867

A reconciliation of net loss on the GAAP basis to non-GAAP net income or loss is included below.

	Three Months Ended			Six Months Ended
	July 5,	April 5,	June 29,	July 5,	June 29,
Reconciliation of GAAP net loss to non-GAAP net income/(loss):	2009	2009	2008	2009	2008
GAAP net loss	$(61,483)	$(103,547)	$(13,647)	$(165,030)	$(27,275)

Special items:
a) Stock-based compensation expense - cost of revenues	2,022	2,013	2,572	4,035	4,633
b) Stock-based compensation expense - R&D	7,195	7,862	7,569	15,057	15,392
c) Stock-based compensation expense - SG&A	7,785	8,115	9,506	15,900	17,417
d) Amortization of acquisition related intangibles - cost of revenues	33,867	33,610	44,103	67,477	86,358
e) Amortization of acquisition related intangibles - SG&A	9,123	9,123	14,491	18,246	27,925
f) Purchase accounting effect on inventory	2,550	—	—	2,550	—
g) Restructuring of operations and other items, net	6,010	25,205	20,719	31,215	25,283
h) Write-down of debt and equity securities	—	—	2,827	—	2,827
i) Income tax effect of above items	—	—	(4,751)	—	(4,845)

Total special items	68,552	85,928	97,036	154,480	174,990

Non-GAAP net income/(loss)	$7,069	$(17,619)	$83,389	$(10,550)	$147,715

Non-GAAP net income/(loss) per share:
Basic	$0.01	$(0.03)	$0.13	$(0.02)	$0.23

Diluted	$0.01	$(0.03)	$0.13	$(0.02)	$0.23

Shares used in computing non-GAAP per share amounts:
Basic	650,300	648,459	639,872	649,360	650,867

Diluted	652,389	648,459	643,106	649,360	652,293

	Three Months Ended			Six Months Ended
Reconciliation of GAAP to non-GAAP shares used in the calculation	July 5,	April 5,	June 29,	July 5,	June 29,
of diluted per share amounts:	2009	2009	2008	2009	2008
Diluted shares used in per-share computation - GAAP	650,300	648,459	639,872	649,360	650,867
Dilutive stock awards	2,089	—	3,234	—	1,426

Diluted shares used in per-share computation - non-GAAP	652,389	648,459	643,106	649,360	652,293

LSI CORPORATION
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 5,	April 5,	June 29,	July 5,	June 29,
	2009	2009	2008	2009	2008
Operating activities:
Net loss	$(61,483)	$(103,547)	$(13,647)	$(165,030)	$(27,275)
Adjustments:
Depreciation and amortization *	66,239	65,079	79,290	131,318	157,618
Stock-based compensation expense	17,002	17,990	19,647	34,992	37,442
Non-cash restructuring of operations and other items	(8)	(1)	46	(9)	(3,245)
Gain on redemption of convertible subordinated notes	(149)	—	—	(149)	—
Write-down of debt and equity securities	—	—	2,827	—	2,827
Loss/(gain) on sale of property and equipment	17	100	(11)	117	(23)
Non-cash foreign exchange loss/(gain)	4,268	(12,384)	(7,869)	(8,116)	5,049
Changes in deferred tax assets and liabilities	(84)	73	2,014	(11)	4,129
Changes in assets and liabilities:
Accounts receivable, net	5,364	30,690	(27,253)	36,054	47,019
Inventories	54,242	19,340	17,620	73,582	(99)
Prepaid expenses and other assets	11,015	32,443	(5,275)	43,458	(9,592)
Accounts payable	10,147	(63,535)	(11,376)	(53,388)	(50,808)
Accrued and other liabilities	(37,658)	3,905	(28,762)	(33,753)	(39,590)

Net cash provided by/(used in) operating activities	68,912	(9,847)	27,251	59,065	123,452

Investing activities:
Purchases of debt securities available-for-sale	—	(10)	(62,481)	(10)	(106,632)
Proceeds from maturities and sales of debt securities available-for-sale	28,063	35,882	42,299	63,945	93,203
Purchases of equity securities	—	(5,000)	—	(5,000)	(3,500)
Purchases of property, equipment and software	(23,138)	(25,463)	(32,625)	(48,601)	(67,855)
Proceeds from sale of property and equipment	105	7	4,917	112	11,250
Acquisition of companies, net of cash acquired	(20,840)	—	(95,137)	(20,840)	(95,137)
Decrease/(increase) in non-current assets and deposits	13,501	—	(13,300)	13,501	(13,300)
Proceeds received from the resolution of a pre-acquisition income tax contingency	—	—	—	—	4,821

Net cash (used in)/provided by investing activities	(2,309)	5,416	(156,327)	3,107	(177,150)

Financing activities:
Redemption of convertible subordinated notes	(244,047)	—	—	(244,047)	—
Issuance of common stock	6,672	1	29,203	6,673	29,549
Purchase of common stock under repurchase programs	—	—	—	—	(229,231)

Net cash (used in)/provided by financing activities	(237,375)	1	29,203	(237,374)	(199,682)

Effect of exchange rate changes on cash and cash equivalents	3,221	(2,366)	(944)	855	872

Decrease in cash and cash equivalents	(167,551)	(6,796)	(100,817)	(174,347)	(252,508)

Cash and cash equivalents at beginning of period	822,505	829,301	869,878	829,301	1,021,569

Cash and cash equivalents at end of period	$654,954	$822,505	$769,061	$654,954	$769,061

*	Depreciation of fixed assets and amortization of intangible assets, software, capitalized intellectual property, premiums on short-term investments, debt issuance costs, and accrued debt premium.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions)
(Unaudited)

	Three Months Ended
	July 5,	April 5,	June 29,
	2009	2009	2008
Semiconductor revenues	$343.8	$325.0	$462.0
Storage Systems revenues	$176.9	$157.3	$230.1
Total revenues	$520.7	$482.3	$692.1
Percentage change in revenues-qtr./qtr. ( a )	8.0%	-20.9%	4.7%
Percentage change in revenues-yr./yr. ( b )	-24.8%	-27.0%	3.3%

Days sales outstanding	46	51	47
Days of inventory	42	58	53
Current ratio	1.8	2.3	2.8
Quick ratio	1.4	1.8	2.2

Gross margin as a percentage of revenues	34.7%	35.3%	41.2%
R&D as a percentage of revenues	28.6%	32.2%	24.6%
SG&A as a percentage of revenues	15.7%	17.4%	15.1%

Employees ( c )	5,357	5,310	5,378
Revenues per employee (in thousands) ( d )	$388.8	$363.3	$514.7

Selected Cash Flow Information:
Purchases of property and equipment ( e )	$7.7	$10.2	$14.3
Depreciation and amortization ( f )	$23.2	$22.5	$20.6

( a )	Represents a sequential quarterly change in revenues.

( b )	Represents a change in revenues in the quarter presented as compared to the same quarter of the previous year.

( c )	Actual number of employees at the end of each period presented.

( d )	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

( e )	Excludes purchases of software.

( f )	Represents depreciation of fixed assets and amortization of software.